UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

Stoke Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38938	47-1144582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Wiggins Ave
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 430-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2026, the Board of Directors (the “Board”) of Stoke Therapeutics, Inc. (the “Company”) approved a discretionary bonus of $697,125 for Ian F. Smith, the Company’s Chief Executive Officer (the “Bonus”). Mr. Smith did not participate in the Company’s 2025 annual bonus program. The determination to grant Mr. Smith the Bonus was based upon the Company’s clinical and financial performance in the period following his appointment as our interim Chief Executive Officer in March 2025 and the permanent Chief Executive Officer in October 2025. The Bonus represents the full amount of his target annual bonus amount had he participated in the Company’s 2025 annual bonus program. Corporate goal achievement for the Company under the 2025 annual bonus program was determined by the Board to be 150% of target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOKE THERAPEUTICS, INC.

Date: March 3, 2026	By:	/s/ Thomas E. Leggett
Thomas E. Leggett Chief Financial Officer